Exhibit 32.1

Section 1350 Certification of Chief Executive Officer and Principal Accounting Officer

In connection with the Annual Report on Form 10-K of Original Source Music Inc. (the “Company”) for the fiscal year ended December 31, 2017 as filed with the SEC (the “Report”), I, Tsang Chi Hin, Chief Executive Officer and Principal Accounting Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 23, 2018	/s/Tsang Chi Hin
Tsang Chi Hin, Chief Executive Officer and
Principal Accounting Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.